Exhibit 99.1

Imperial provides 2022 corporate guidance outlook

CALGARY, Alberta – December 17, 2021 – Imperial (TSE: IMO, NYSE American: IMO) today provided an update on its corporate guidance outlook for 2022. The company’s corporate strategy remains focused on maximizing performance of existing assets, prioritizing shareholder returns and progressing key sustainability initiatives.

Capital spending is forecast at $1.4 billion, reflecting continued capital discipline and efficient project execution. Spending for 2022 includes the ramp-up of the in-pit tailings project at the Kearl oil sands facility, completion and commissioning of the Sarnia products pipeline in southern Ontario as well as on-going investment in Kearl’s autonomous fleet and the application of solvent technologies at Cold Lake. A final investment decision for the Strathcona Renewable Diesel project is expected in 2022 and will be based on several factors including government support and approvals, market conditions and economic competitiveness.

In the Upstream, production is forecast to be between 425,000 and 440,000 gross oil equivalent barrels per day, underpinned by strong operating performance in the company’s core oil sands assets and continued production growth at Kearl. Kearl remains on track to deliver production of 280,000 total gross barrels per day ahead of its original 2025 timeline through capital-efficient debottlenecking, digital initiatives and process optimizations. At Cold Lake, the company remains focused on maximizing base performance through continued reliability enhancements and production optimization as well as the deployment of new solvent technologies to improve energy efficiency and reduce greenhouse gas intensity.

In the Downstream, throughput is forecast to be between 395,000 and 405,000 barrels per day with capacity utilization between 92% and 94%. Continued enhancement of the company’s portfolio of brands and product offerings, combined with access to cost-advantaged crude and logistics networks ensure the company is well positioned as demand continues its recovery through 2022.

“Imperial’s plans reflect our continued focus on maximizing the value of our existing assets through capital discipline and efficiency, maintaining reliable operations with continued structural cost reductions and the progression of key sustainability initiatives,” said Brad Corson, chairman, president and chief executive officer. “Our plans also set the stage for continued volume growth in our core oil sands business in 2023 and beyond as we execute high-value, low-cost debottlenecking and other select growth projects.”

A detailed mid-term outlook will be presented at Imperial’s investor day planned for March 10, 2022 in Toronto.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ◾ youtube.com/ImperialOil ◾ twitter.com/ImperialOil ◾ linkedin.com/company/Imperial-Oil ◾ facebook.com/ImperialOilLimited

Full-Year Guidance
Canadian dollars, unless noted
Total capital and exploration expenditures $M	1,400

Upstream production boe/d	425,000 - 440,000

Kearl (gross) bbl/d	265,000 - 270,000

Cold Lake bbl/d	135,000 - 140,000

Syncrude bbl/d	75,000 - 80,000

Refinery throughput kbd	395,000 - 405,000

Refinery utilization %	92% - 94%

Production is Imperial share before royalties, except Kearl which is 100% gross basis

For further information:

Investor relations	Media relations
(587) 476-4743	(587) 476-7010

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ◾ youtube.com/ImperialOil ◾ twitter.com/ImperialOil ◾ linkedin.com/company/Imperial-Oil ◾ facebook.com/ImperialOilLimited

Forward-looking statements

Statements of future events or conditions in this report, including projections, targets, expectations, estimates, and business plans are forward-looking statements. Forward-looking statements can be identified by words such as believe, anticipate, intend, propose, plan, goal, seek, project, predict, target, estimate, expect, strategy, outlook, forecast, schedule, future, continue, likely, may, should, will and similar references to future periods. Forward-looking statements in this report include, but are not limited to, references to Imperial’s corporate strategy remaining focused on maximizing existing assets, shareholder returns and key sustainability initiatives; anticipated capital and exploration expenditures of $1.4 billion for 2022, including the ramp-up of Kearl in-pit tailings project, completion of the Sarnia products pipeline, Kearl’s autonomous fleet and Cold Lake solvent technologies; a final investment decision for the Strathcona Renewable Diesel project; continued capital discipline, efficient project execution, reliable operations and structural cost reductions; total Upstream and asset production guidance for 2022, and further volume growth in 2023 and beyond; Kearl remaining on track to deliver 280,000 gross barrels per day ahead of its original 2025 timeframe; Cold Lake’s focus on maximizing base performance and deploying new technologies, including for reductions in greenhouse gas intensity; and Downstream throughput and utilization guidance, and being well positioned as demand recovery continues.

Forward-looking statements are based on the company’s current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning demand growth and energy source, supply and mix; commodity prices, foreign exchange rates and general market conditions; production rates, growth and mix across various assets; refinery utilization; project plans, timing, costs, technical evaluations and capacities and the company’s ability to effectively execute on these plans and operate its assets, including Kearl’s in-pit tailings project and the Sarnia product pipeline, and any changes in the scope, terms, or costs of such projects; factors influencing a final investment decision for the Strathcona Renewable Diesel project; receipt of regulatory approvals; the adoption and impact of new facilities or technologies such as the deployment of new solvent technologies at Cold Lake, including on optimization and growth projects and key sustainability initiatives; progression of COVID-19 and its impacts on Imperial’s ability to operate its assets; applicable laws and government policies, including restrictions in response to COVID-19; cash generation, financing sources and capital structure; capital and environmental expenditures; and the company’s ability to effectively execute on its business continuity plans and pandemic response activities could differ materially depending on a number of factors.

These factors include global, regional or local changes in supply and demand for oil, natural gas, and petroleum and petrochemical products and resulting price, differential and margin impacts, including foreign government action with respect to supply levels and prices and the impact of COVID-19 on demand; political or regulatory events, including changes in law or government policy such as tax laws, production curtailment and actions in response to COVID-19; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; unanticipated technical or operational difficulties; operational hazards and risks; project management and schedules and timely completion of projects; availability and performance of third-party service providers, including in light of restrictions related to COVID-19; the results of research programs and new technologies, and ability to bring new technologies to commercial scale on a cost-competitive basis; management effectiveness and disaster response preparedness, including business continuity plans in response to COVID-19; environmental risks inherent in oil and gas exploration and production activities; the receipt, in a timely manner, of regulatory and third-party approvals; transportation for accessing markets; cybersecurity incidents, including increased reliance on remote working arrangements and activation of business continuity plans due to COVID-19; availability and allocation of capital; currency exchange rates; general economic conditions; and other factors discussed in Item 1A risk factors and Item 7 management’s discussion and analysis of financial condition and results of operations of Imperial Oil Limited’s most recent annual report on Form 10-K and subsequent interim reports on Form 10-Q.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ◾ youtube.com/ImperialOil ◾ twitter.com/ImperialOil ◾ linkedin.com/company/Imperial-Oil ◾ facebook.com/ImperialOilLimited

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial Oil Limited. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

In this release all dollar amounts are expressed in Canadian dollars unless otherwise stated. This release should be read in conjunction with Imperial’s most recent Form 10-K.

The term “project” as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ◾ youtube.com/ImperialOil ◾ twitter.com/ImperialOil ◾ linkedin.com/company/Imperial-Oil ◾ facebook.com/ImperialOilLimited